Exhibit 99.1

MDWerks Expands its Board with the Appointment

of Richard Blackstone as a New Independent Director

Green Cove Springs, FL – December 6, 2024 – MDWerks, Inc. (“MDWerks” or the “Company”) (OTCQB: MDWK), a forward-thinking company leading the charge in the world of sustainable technology, today announced the expansion of the Company’s Board of Directors (the “Board”) to five members with the appointment of Richard Blackstone, an accomplished music industry veteran, as a new independent director, effective December 3, 2024.

Jim Cassidy, Executive Chairman of MDWerks, commented, “We are delighted to announce the appointment of Richard Blackstone as a new independent director to our Board. He brings to MDWerks nearly four decades of experience as a highly successful executive in the music industry with a strong track record of leading, innovating, and growing world-class organizations. Over the past ten years he has cultivated successful startups at the intersection of technology and entertainment.”

Steven Laker, CEO of MDWerks, added, “Richard’s skills developing talent, building relationships, leveraging technology, expanding distribution, and growing businesses will be beneficial to MDWerks. We look forward to tapping into his creativity, energy and collaborative leadership approach as we advance our innovative energy wave technology platform and expand our businesses.”

Mr. Blackstone noted, “I see enormous potential in MDWerks’ patented energy wave technology to improve business efficiency, enhance environmental sustainability, and deliver innovation. I am thrilled to join the Board and partner with leadership as MDWerks pursues multiple growth opportunities at its Two Trees Beverage Company and RF Specialties subsidiaries as well as in new industries.”

Mr. Blackstone currently serves as Chief Executive Officer of Blackstone Entertainment, Inc., which he founded in 2008 to nurture the careers of music artists and songwriters. In parallel, from 2016 to 2019, he served as Board Member and Chief Executive Officer of Avex Inc., where he planned and launched the Japanese entertainment company’s global expansion. Prior to that, he served as: Chief Creative Officer of BMG – The New Music Company, where he helped re-establish Bertelsmann in the music industry; Chairman and Chief Executive Officer of Warner Chappell Music; and President of ZOMBA Group of Companies, where he helped develop the careers of young artists such as Britney Spears, Backstreet Boys, Justin Timberlake, Linkin Park, and Macy Gray, among others. He began his career as an Associate at Paul Marshall Law Offices. Mr. Blackstone graduated from Rutgers University with a bachelor’s degree in economics/English and from Cardozo School of Law with a Doctor of Law – JD degree.

About MDWerks, Inc.

MDWerks, Inc. (“MDWerks”) (OTC: MDWK) is a forward-thinking company that is leading the charge in the world of sustainable technology. As a prominent provider of energy wave technologies, MDWerks is committed to developing innovative solutions that help businesses reduce their energy costs and drive business value. For more information, please visit https://mdwerksinc.com/.

MDWerks’ wholly owned subsidiary, Two Trees Beverage Company, is headquartered deep in the Appalachian Mountain country, creating fine spirits, aged sustainably. Two Trees’ fine spirits brands, including Two Trees® and Tim Smith Spirits®, have received multiple industry awards, including recent recognition at the 2022 Sip Awards, the 2022 Fifty Best Awards, and the 2023 Best of Asheville. For more information, please visit https://twotreesdistilling.com/.

MDWerks’ wholly owned subsidiary, RF Specialties, LLC (“RFS”) addresses companies’ most pressing challenges by implementing automated radio frequency technology systems in a sustainable way reducing energy costs and increasing speed to market when compared to traditional methods. For more information, please visit https://www.rfspecialtiesus.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by MDWK and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause MDWK’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for MDWK’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release.

Company Contact:

MDWerks, Inc.

Steven Laker

T: (252) 501-0019

stevel@mdwerksinc.com

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@equityny.com